Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Wise Group plc of our report dated June 25, 2026 relating to the financial statements, which appears in Wise Group plc’s Annual Report on Form 20-F for the year ended March 31, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

July 13, 2026